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                                                                    EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VERTEL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               VERTEL CORPORATION

                             SECURED PROMISSORY NOTE

U.S. $25,000                                                  New York, New York
                                                                  March 26, 2003

        FOR VALUE RECEIVED, the undersigned, Vertel Corporation, a California corporation (the "Borrower"), hereby promises to pay to the order of DMG LEGACY FUND LLC or any future permitted holder of this promissory note (the "Lender"), at the principal office of the Lender set forth herein, or at such other place as the holder may designate in writing to the Borrower, the principal sum of up to TWENTY-FIVE THOUSAND DOLLARS (U.S. $25,000), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note").

                1.      Principal and Interest Payments.

                        (a) The Borrower shall repay in full the entire principal balance then outstanding under this Note on the earlier (the "Maturity Date") of: (i) September 26, 2003, or (ii) the acceleration of the obligations as contemplated by this Note. The Maturity Date may be extended as agreed upon in writing between the parties.

                        (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of twelve percent (12%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable by the Borrower and shall be payable by the Borrower in cash in full on the Maturity Date. Furthermore, upon the occurrence of an Event of Default (as hereinafter defined), then to the extent permitted by law, the Borrower will pay interest to the Lender, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of fifteen percent (15%) per annum.

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                2.      Security Agreement. The obligations of the Borrower
hereunder shall be secured by, and the Lender shall be entitled to the rights and security granted by the Borrower pursuant to, the Security Agreement dated as of the date hereof by the Borrower for the benefit of the Lender (the "Security Agreement").

                3. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

                4. Representations and Warranties. To induce the Lender to make this loan, Borrower hereby represents and warrants to the Lender that at and as of the date hereof:

                        (a) The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the state of California, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. The Borrower is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the ability of the Borrower to perform its obligations hereunder or on the business, operations, properties, prospects or financial condition of the Borrower.

                        (b) Each of this Note and the Security Agreement has been duly authorized, validly executed and delivered on behalf of the Borrower and is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Borrower has full power and authority to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

                        (c) The execution, delivery and performance of this Note and the Security Agreement will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Borrower's articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Borrower, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Borrower or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

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                        (d)     No consent, approval or authorization of or
designation, declaration or filing with any governmental authority on the part of the Borrower is required in connection with the valid execution and delivery of this Note or the Security Agreement.

All representations and warranties made by Borrower under or in connection with this Note shall survive the making of this loan and issuance and delivery of this Note to Lender, notwithstanding any investigation made by Lender or on Lender's behalf. All statements contained in any certificate or financial statement delivered by Borrower to Lender under this Note or the Security Agreement shall constitute representations and warranties made by Borrower hereunder.

                5. Covenants of the Borrower. Borrower shall not without the prior written consent of the Lender (a) change the location of its place of business or move any of its assets from their present location or initiate any plan to discuss such and (b) appoint, remove or approve the appointment or removal of any members to its Board of Directors; provided, however, that in the case of subsection (b) of this Section 5, such consent shall not be unreasonably withheld by the Lender.

                6. Events of Default; Remedies. Upon the occurrence of any of the following (each, an "Event of Default"):

                        (a) the Borrower shall fail to make the payment of any amount of any principal outstanding after the date such payment shall become due and payable hereunder; or

                        (b) the Borrower shall fail to make any payment of interest after the date such interest shall become due and payable hereunder; or

                        (c) any representation, warranty, covenant or certification made by the Borrower herein or in the Security Agreement or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                        (d)     the Borrower or any of its subsidiaries shall
(i) default in any payment of any amount or amounts of principal of or interest on any indebtedness for borrowed money (the "Indebtedness") (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such default entitles the holder thereof to declare such Indebtedness to be due and payable, and such Indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within twelve (12) business days of such acceleration, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in excess of $100,000 after the date hereof or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

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                        (e)     A judgment or order for the payment of money
shall be rendered against the Borrower or any subsidiary in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of thirty (30) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                        (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the U.S. Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                        (g) a proceeding or case shall be commenced in respect of the Borrower or any of it's subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or
(iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the U.S. Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Borrower or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Borrower or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                        (h) The occurrence of any event which has a Material Adverse Effect.

        THEN, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid balance of the Note, and accrued interest thereon, immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Note and the Security Agreement or otherwise at law or in equity.

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                7.      Borrower's Prepayment Option. The Borrower may prepay,
at its sole option, all or any portion of the outstanding principal amount of this Note and the accrued and unpaid interest thereon upon two (2) business days prior written notice to the Lender (the "Borrower Prepayment Notice") at a cash price equal to 100% of the sum of the outstanding principal amount and any interest accrued and outstanding (the "Borrower Prepayment Price"). The Borrower may not deliver a Borrower Prepayment Notice to the Lender unless the Borrower has clear and good funds for a minimum of the amount it intends to prepay in a bank account controlled by the Borrower. The Borrower Prepayment Notice shall state the date of prepayment (the "Borrower Prepayment Date"), the Borrower Prepayment Price, the amount of the Note of such Lender to be prepaid, the amount of accrued and unpaid interest through the Borrower Prepayment Date and shall call upon the Lender to surrender to the Borrower on the Borrower Prepayment Date at the place designated in the Borrower Prepayment Notice such Lender's Note. The Borrower Prepayment Date shall be no more than five (5) trading days after the date on which the Lender is notified of the Borrower's intent to prepay the Note (the "Borrower Prepayment Notice Date"). If the Borrower fails to pay the Borrower Prepayment Price by the sixth (6th) trading day following the Borrower Prepayment Notice Date, the prepayment will be declared null and void and the Borrower shall lose its right to deliver a Borrower Prepayment Notice to the Lender in the future. On or after the Borrower Prepayment Date, the Lender shall surrender the Notes called for prepayment to the Borrower at the place designated in the Borrower Prepayment Notice and shall thereupon be entitled to receive payment of the Borrower Prepayment Price.

                8. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                9. Parties in Interest, Transferability. This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of
Section 11 of this Note, or pledged, hypothecated or otherwise granted as Security by the Lender.

                10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. Upon an Event of Default, the Lender shall have all the rights and remedies contained in this Note and the Security Agreement. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or in the Security Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Lender's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and

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material harm to the Lender and that the remedy at law for any such breach may be inadequate. Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

                11. Compliance with Securities Laws. The Lender of this Note acknowledges that this Note is being acquired solely for the Lender's own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VERTEL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

                12. Borrower Waivers. Except as otherwise specifically provided herein, the Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                        (a) No delay or omission on the part of the Lender in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                        (b) THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT

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TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR
ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

                13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

                14. Notices. Any notices, demands or waivers required or permitted to be given under the terms of this Note shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, or by facsimile (if received during normal business hours), in each case to the address of the party to receive such notice, demand or waiver as set forth below:

                        If to Borrower:

                                Vertel Corporation
                                21300 Victory Boulevard
                                Suite 700
                                Woodland Hills, CA 91367
                                Attention: President and Chief Executive Officer Fax No.: (818) 598-0104

                        with a copy to:

                                Perkins Coie LLP
                                1620 26th Street, Sixth Floor
                                Santa Monica, CA 90404
                                Attention:  David J. Katz, Esq.
                                Fax No.: (310) 843-1254

                        If to the Lender:

                                DMG Legacy Fund LLC
                                c/o DMG Advisors LLC
                                53 Forest Avenue, 2nd Floor
                                Old Greenwich, CT 06870
                                Attention: Andrew Wilder
                                Fax No.: (203) 967-5851

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                        with a copy to:

                                Jenkens & Gilchrist Parker Chapin LLP
                                The Chrysler Building
                                405 Lexington Avenue
                                New York, New York 10174
                                Attention:  Christopher S. Auguste
                                Tel. No.: (212) 704-6000
                                Fax No.: (212) 704-6288

        Each party shall provide notice to the other party of any change in address, such notice to become effective upon receipt.

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        IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

                                VERTEL CORPORATION

                                By: /s/  MARC E. MAASSEN
                                    --------------------------------------------
                                    Name: Marc E. Maassen
                                    Title: President and Chief Executive Officer

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